Exhibit 8.1


                         [Arter & Hadden LLP Letterhead]


                                 August 24, 1998


AMRESCO Residential Securities Corporation
700 N. Pearl Street
Suite 2400
Dallas, Texas  75201-7424


         Re:      AMRESCO Residential Securities Corporation
                  Mortgage Loan Asset Backed Certificates
                  Mortgage  Loan Asset Backed Notes
                  Registration Statement on Form S-3 - No. 333-____


Ladies and Gentlemen:

         We have acted as counsel to AMRESCO Residential Securities Corporation in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset Backed Certificates (the "Certificates") and Mortgage Loan Asset Backed Notes (the "Notes") which you plan to offer in series. Our opinions formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" of the applicable prospectus supplement contained in the Registration Statement. Assuming issuance of Certificates of a series and assuming the federal income tax characterization of those Certificates as REMIC interests, FASIT interests, standard interests, stripped interests or partnership interests at that time, we confirm that the description under "Certain Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Certificates presents our opinion of the material tax issues relating to an investment in those Certificates. Assuming issuance of Notes as indebtedness at that time, we confirm that the description under "Certain Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Notes presents our opinion of the material tax issues relating to an investment in those Notes.


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AMRESCO Residential Securities Corporation
August 24, 1998
Page 2


         We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Tax Consequences."

                                                 Very truly yours,

                                                 \s\ Arter & Hadden LLP
                                                 ----------------------
                                                 Arter & Hadden LLP